Shechtman, Marks, Devor & Estkovitz, P.C.
Certified Public Accountants and Management Consultants


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

    RE:  Global Eco-Logical Services, Inc.
         Letter pursuant to Item 304(a)(3) of Regulation S-B

Dear Sir or Madam:

This firm audited the financial statements for Automated Waste Solutions, Inc. for the years ending December 31, 1998 and 1997 and for the period of January 1, 1999 to July 31, 1999 (date of sale to Global Eco-Logical Services, Inc.) This firm also audited the financial statements of All Waste Disposal Service, Inc. for the year ended December 31, 1999 and for the period of January 1, 1999 to June 8, 1999 (date of sale to Global Eco-Logical Services, Inc.)

This firm consents to the inclusion of the above-described audited financial statements, and its opinion thereon, in said Form 10-SB.

Sincerely Yours,

/s/ Shechtman, Marks, Devor & Estkovitz, P.C.
Shechtman, Marks, Devor & Estkovitz, P.C.









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